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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of The
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                               December 31, 1997

                          SNYDER COMMUNICATIONS, INC.
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            (Exact name of Registrant as specified in its charter)


          Delaware                       1-12145                52-1983617
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(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)


                  Two Democracy Center, 6903 Rockledge Drive
                     15th Floor, Bethesda, Maryland  20817
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      (Address of principal executive offices)                (Zip Code)


                                (301) 468-1010
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             (Registrant's telephone number, including area code)


                                Not applicable
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        (Former name or former address, if changed since last report.)
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ITEM 5.   OTHER EVENTS


Post-Merger Financial Results


     The following is a summary of certain interim financial information of Snyder Communications, Inc. (the "Company"), on a consolidated basis, reflecting the combined operations of the Company, including GEM Communications, Inc. ("GEM"), Rapid Deployment Group Limited ("RDL"), and PharmFlex, Inc. ("PharmFlex"). The acquisitions of GEM and RDL occurred in November 1997 in transactions which were accounted for as poolings of interests for financial reporting purposes. The acquisition of PharmFlex occurred in December 1997 and was also accounted for as a pooling of interests for financial reporting purposes. At December 31, 1997, the Company had consolidated current assets and noncurrent assets of $151.2 million and $93.0 million, respectively. Also, at December 31, 1997, the Company had current liabilities and noncurrent liabilities of $87.4 million and $7.1 million, respectively. For the month ended December 31, 1997, the Company recorded $31.6 million in consolidated net revenues and $11.2 million in gross profit. The Company recorded $2.0 million in acquisition costs during the month ended December 31, 1997 related to the acquisition of PharmFlex. For the month ended December 31, 1997, the Company had income before taxes and acquisition costs of $4.7 million and income before taxes of $2.7 million. The Company had net income before acquisition costs of $3.0 million and net income of $1.0 million for the month ended December 31, 1997.
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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  SNYDER COMMUNICATIONS,  INC.
                                         (Registrant)


Date: February 17, 1998           By: Michele D. Snyder
      -----------------               -----------------
                                      Michele D. Snyder
                                      Vice Chairman, President
                                      and Chief Operating Officer


Date: February 17, 1998           By:  A. Clayton Perfall
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                                       A. Clayton Perfall
                                       Chief Financial Officer